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                                                                    EXHIBIT 23.2

                      CONSENT OF THOMAS LEGER & CO. L.L.P.

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 of Houston American Energy Corp. ("HAEC") of our report dated April 27, 2001 relating to the financial statements of HAEC. We also consent to all references to us in such Prospectus including references to us as an expert.

                                    THOMAS LEGER & CO. L.L.P.


                                    /s/ Thomas Leger & Co. L.L.P.


Houston, Texas
September 25, 2001